As filed with the Securities and Exchange Commission on July 6, 2001.

                                          REGISTRATION STATEMENT NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                         AVANT IMMUNOTHERAPEUTICS, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                     13-3191702
  (State of Incorporation)              (I.R.S. Employer Identification Number)

                                119 FOURTH AVENUE
                          NEEDHAM, MASSACHUSETTS 02494
                                 (781) 433-0771
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        -------------------------------

            UNA S. RYAN, PH.D., PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         AVANT IMMUNOTHERAPEUTICS, INC.
                                119 FOURTH AVENUE
                          NEEDHAM, MASSACHUSETTS 02494
                                 (781) 433-0771

       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------

                                   COPIES TO:
                              STUART M. CABLE, P.C.
                            ETTORE A. SANTUCCI, P.C.
                               GOODWIN PROCTER LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective, as determined by the Registrant.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

        If this form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.|_|

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.|_|

        If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

                          -----------------------------

                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------
  Title of Securities Being     Amount to be     Proposed Maximum      Proposed Maximum          Amount of
          Registered             Registered     Offering Price Per    Aggregate Offering     Registration Fee
                                                     Unit (1)             Price (1)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value          11,000,000            $6.09             $66,990,000            $16,748
$.001(2)
--------------------------------------------------------------------------------------------------------------------
Warrants to Purchase
Common Stock(3)                   1,000,000              --                    --                    --
--------------------------------------------------------------------------------------------------------------------


   (1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low prices per share of the Registrant's common stock on the Nasdaq National Market on July 5, 2001.

   (2) This registration statement also relates to rights to purchase shares of Series C-1 Junior Participating Cumulative Preferred Stock of the Registrant which are attached to all shares of common stock issued, pursuant to the terms of the Registrant's Shareholder Rights Agreement dated November 10, 1994. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the common stock and will be transferred with and only with such stock. Because no separate consideration is paid for the rights, the registration fee therefor is included in the fee for the common stock.

   (3) Pursuant to Rule 457(g), because the shares of common stock issuable upon exercise of the warrants are also being registered in this registration statement, no additional registration fee is payable with respect to the warrants.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                   Subject to Completion, dated July 6, 2001


                                   PROSPECTUS

                         AVANT IMMUNOTHERAPEUTICS, INC.

                        10,000,000 SHARES OF COMMON STOCK

              WARRANTS TO PURCHASE 1,000,000 SHARES OF COMMON STOCK

                                ----------------

     This prospectus will allow us to issue, from time to time in one or more offerings, (1) up to 10,000,000 shares of our common stock, (2) warrants to purchase up to 1,000,000 shares of our common stock, and (3) the rights to acquire our series C-1 junior participating cumulative preferred stock that are attached to, and trade with, the common stock. The common stock and warrants may be offered and sold separately or together in one or more series of issuances. In this prospectus, we refer to the common stock and the warrants collectively as the "securities." Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add, update or change the information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities.

     Our common stock is listed on the Nasdaq National Market under the symbol "AVAN."

     SEE "RISK FACTORS" BEGINNING ON PAGE 1 FOR A DISCUSSION OF MATERIAL RISKS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN OUR SECURITIES.

                                ----------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date.

                                ----------------

              The date of this prospectus is _______________, 2001


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS


ABOUT THIS PROSPECTUS....................................................... 1
RISK FACTORS................................................................ 1
ABOUT AVANT................................................................. 1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS........................... 2
USE OF PROCEEDS............................................................. 2
DESCRIPTION OF COMMON STOCK................................................. 3
DESCRIPTION OF WARRANTS..................................................... 3
PLAN OF DISTRIBUTION........................................................ 4
EXPERTS..................................................................... 6
LEGAL MATTERS............................................................... 6
WHERE YOU CAN FIND MORE INFORMATION......................................... 7
INCORPORATION OF DOCUMENTS BY REFERENCE..................................... 7

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may offer from time to time up to 10,000,000 shares of our common stock and warrants to purchase up to 1,000,000 shares of our common stock, either separately or in units. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."


                                  RISK FACTORS

         Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus, you should carefully consider the risk factors set forth under the heading "Risk Factors" in the section entitled "Business" in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. For more information, see the section entitled "Incorporation of Documents by Reference."

                                   ABOUT AVANT

         We are a biopharmaceutical company that uses novel applications of immunology to prevent and treat diseases that arise internally, including autoimmune diseases, cardiovascular diseases, cancer and inflammation, as well as those diseases that are triggered by external conditions, including infectious diseases and organ transplant rejection. Our products address large market opportunities for which current therapies are inadequate or non-existent.

         We are developing our products using a broad set of technologies that work together to regulate the body's complement system, regulate T and B cell activity, and enable us and others to create and deliver vaccines that prevent and treat some diseases. We are using these technologies to develop both vaccines and immunotherapeutics that prevent or treat disease caused by infectious organisms and drugs and vaccines that modify undesirable activity of the body's own proteins or cells. Our products are in various stages of research and development.

         Our common stock has been quoted on the Nasdaq National Market under the symbol "AVAN" since August 24, 1998. Prior to that time, our common stock traded on the Nasdaq National Market, beginning May 15, 1986, under the symbol "TCS."

         Our executive offices are located at 119 Fourth Avenue, Needham, Massachusetts 02494-2725 and our telephone number is (781) 433-0771. Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See "Where You Can Find More Information" on page 7 and "Incorporation of Documents by Reference" on page 7.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus includes or incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When we use the words "may," "will," "should," "anticipate," "assume," "believe," "estimate," "expect," "intend" and other similar expressions, they generally identify forward-looking statements. Forward-looking statements include, for example, statements relating to development activities, business strategy and prospects, future capital expenditures, sources and availability of capital, governmental regulations and their effect on us and our competition.

         You should exercise caution in interpreting and relying on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and could materially affect our actual results, performance or achievements. Important factors that could cause our actual results, performance or achievements to differ materially from the forward-looking statements we make or incorporate by reference in this prospectus are set forth under the heading "Risk Factors" in the section entitled "Business" in our most recent Annual Report on Form 10-K, as may be updated from time to time by our future filings under the Securities Exchange Act, and elsewhere in the documents incorporated by reference in this prospectus.

         We caution you that, while forward looking statements reflect our good faith beliefs, they are not guarantees of future performance. In addition, we disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.


                                 USE OF PROCEEDS

         Unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for one or more of the following:

     o   research and clinical development activities;

     o   working capital;

     o   capital expenditures;

     o   potential future acquisitions; and

     o   other general corporate purposes.


         Our management will have broad discretion in the allocation of the net proceeds of any offering. Pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

                           DESCRIPTION OF COMMON STOCK

         As of the date of the prospectus, we are authorized to issue up to 100,000,000 shares of common stock, $.001 par value per share. As of July 1, 2001, 57,364,579 shares of common stock were outstanding.

DIVIDENDS

         The Board of Directors may, out of funds legally available, at any regular or special meeting, declare dividends to the holders of shares of our common stock as and when they deem expedient, subject to the rights of holders of the preferred stock.

VOTING

         Each share of common stock entitles the holders to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. No holders of shares of common stock shall have the right to vote such shares cumulatively in any election for the Board of Directors.

RIGHTS UPON LIQUIDATION

         In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock have received their liquidation preferences in full.

MISCELLANEOUS

         No holders of shares of our common stock shall have any preemptive rights to subscribe for, purchase or receive any shares of any class, whether now or hereafter authorized, or any options or warrants to purchase any such shares, or any securities convertible into or exchanged for any such shares, which may at any time be issued, sold or offered for sale by us.


                             DESCRIPTION OF WARRANTS

         We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with our common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. Such warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

         The prospectus supplement relating to a particular issue of warrants to issue common stock will describe the terms of the warrants, including the following:

     o   the title of the warrants;

     o   the offering price for the warrants, if any;

     o   the aggregate number of the warrants;

     o the designation and terms of the common stock that may be purchased upon exercise of the warrants;

     o if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

     o if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

     o the number of shares of common stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

     o the dates on which the right to exercise the warrants commence and expire;

     o if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

     o the currency or currency units in which the offering price, if any, and the exercise price are payable;

     o if applicable, a discussion of material United States federal income tax considerations;

     o   anti-dilution provisions of the warrants, if any;

     o   redemption or call provisions, if any, applicable to the warrants;

     o any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

     o   any other information we think is important about the warrants.

         Each warrant will entitle the holder of the warrant to purchase the number of shares of common stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of common stock purchasable upon exercise of the warrants, including the right to vote on the common stock.


                              PLAN OF DISTRIBUTION

         We may sell our securities in any one or more of the following ways:

     o   directly to investors;

     o   to investors through agents;

     o   to dealers;

     o through underwriting syndicates led by one or more managing underwriters; and

     o   through one or more underwriters acting alone.


         Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

         The distribution of the securities may be effected from time to time in one or more transactions:

     o   at a fixed price or prices, which may be changed;

     o   at market prices prevailing at the time of sale;

     o   at prices related to such prevailing market prices; or

     o   at negotiated prices.


Any of the prices may represent a discount from the prevailing market prices.

         Shares of common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the Nasdaq National Market. In the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

     o   identify any such underwriter or agent;

     o describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

     o   identify the amounts underwritten; and

     o identify the nature of the underwriter's obligation to take the securities.

         Until the distribution of the securities is completed, rules of the Securities and Exchange Commission may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

         If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

         The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

         We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.

         Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

         If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

         To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.


                                     EXPERTS

         The consolidated financial statements of AVANT Immunotherapeutics, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of Megan Health, Inc. incorporated in this prospectus by reference to the current Form 8-K/A, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         Certain legal matters with respect to the securities offered pursuant to this registration statement will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

         We must comply with the informational requirements of the Securities Exchange Act of 1934, as amended, and we are required to file reports and proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and other information at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Securities and Exchange Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may also obtain copies at the prescribed rates from the Public Reference Section of the Securities and Exchange Commission at its principal office in Washington, D.C. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference rooms. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the Securities and Exchange Commission. You may access the Securities and Exchange Commission's web site at http://www.sec.gov.

         This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act with respect to the securities. As permitted by the Securities and Exchange Commission's rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Securities and Exchange commission, at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C., New York, New York and San Francisco, California.

         Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference in this prospectus the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. We incorporate by reference the specific documents listed below and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the shares are sold:

     o our Current Report on Form 10-Q filed with the Securities and Exchange Commission on May 11, 2001;

     o our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2001 Annual Meeting of Stockholders;

     o our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2000, Form 8-K/A filed with the Securities and Exchange Commission on January 30, 2001 and Form 8-K/A filed with the Securities and Exchange Commission on July 3, 2001;

     o the definitive Proxy Statement for our annual meeting of stockholders filed on March 28, 2000; and

     o the description of the rights to purchase shares of our Series C-1 Junior Participating Cumulative Preferred Stock contained in our Registration Statement on Form 8-A, filed on November 14, 1994, including all amendments and reports updating that description.

         We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference other than exhibits to those documents. Requests should be addressed to: 119 Fourth Avenue, Needham, Massachusetts 02494, Attention: Corporate Secretary (telephone number (781) 433-0771).

         You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

                                      AVANT
                               IMMUNOTHERAPEUTICS,
                                      INC.



                                ----------------

                                   PROSPECTUS

                                ----------------



                                 _________, 2001

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION(1).

         The following are the estimated expenses of the distribution of the shares registered hereunder on Form S-3:

Registration Fee--Securities and Exchange Commission...................$ 16,748
Accountants Fees and Expenses..........................................$  6,000
Legal Fees and Expenses................................................$ 20,000
Printing Expenses......................................................$  4,000
Miscellaneous..........................................................$  2,000

Total..................................................................$ 48,748

------------------

(1) The amounts set forth above, except for the SEC Registration Fee, are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         AVANT is a Delaware corporation. In accordance with the Delaware General Corporation Law (the "DGCL"), Article Six of the Registrant's Third Restated Certificate of Incorporation, as amended, provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to AVANT or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

         The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the corporation's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court. The Amended and Restated Bylaws of AVANT (the "Bylaws") provide for indemnification to the directors, officers, employees and agents of AVANT consistent with that authorized by the DGCL. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors and officers of AVANT pursuant to the foregoing provision or otherwise, AVANT has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Exchange Act of 1934, as amended, and is therefore, unenforceable.

         AVANT currently carries a directors' and officers' liability insurance policy which provides for payment of expenses of AVANT's directors and officers in connection with threatened, pending or completed actions, suits or proceedings against them in their capacities as directors and officers, in accordance with the Bylaws and the DGCL.

ITEM 16. EXHIBITS.

EXHIBIT
    NO.                    DESCRIPTION

1.1*          Form(s) of Underwriting Agreement(s).

4.1 Third Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-4 (Reg. No. 333-59215)).

4.2 Certificate of Amendment of Third Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-4 (Reg. No. 333-59215)).

4.3 Certificate of Designation for series C-1 Junior Participating Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-4 (Reg. No. 333-59215)).

4.4 Second Certificate of Amendment of Third Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-4 (Reg. No. 333-59215)).

4.5 Amended and Restated By-Laws of the Company as of November 10, 1994 (incorporated herein by reference to Exhibit 3.3 of the Company's Registration Statement on Form S-4 (Reg. No. 333-59215)).

4.6*          Form of Warrant.

4.7*          Form of Warrant Agreement.

5.1           Opinion of Goodwin Procter LLP.

23.1          Consent of PricewaterhouseCoopers LLP.

23.2          Consent of Arthur Andersen LLP

23.3          Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1          Powers of Attorney (included on the signature page hereto).

99.1 Agreement and Plan of Merger, dated as of November 20, 2000, between the Company, AVANT Acquisition Corp. and Megan Health, Inc. (incorporated herein by reference to Exhibit 2.1 of the Company's Current Report of Form 8-K, dated December 12, 2000 (File No. 000-15006)).

99.2 Stock Purchase Agreement dated as of December 1, 2000 by and between the Company and Pfizer Inc. (incorporated herein by reference to Exhibit 10.12 of the Company's Annual Report of Form 10-K, dated March 27, 2001 (File No. 000-15006)).

-------------------------------------------------------------------------------

*    To be filed by amendment or as an exhibit to a Current Report on Form 8-K.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Commonwealth of Massachusetts, on July 6, 2001.

                                    AVANT IMMUNOTHERAPEUTICS, INC.

                                    By: /s/ Una S. Ryan, Ph.D.
                                        -------------------------------------
                                        Una S. Ryan, Ph.D.
                                        President and Chief Executive Officer


                                 POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, each of whom also constitutes and appoints Una S. Ryan and Avery W. Catlin, and each of them singly, his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same and all exhibits thereto and any other documents in connection therewith with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


SIGNATURE                           TITLE                                       DATE
/s/ Una S. Ryan, Ph.D.              President, Chief Executive Officer and      July 6, 2001
------------------------------      Director (Principal Executive Officer)
Una S. Ryan, Ph.D.

/s/ J. Barrie Ward, Ph.D.           Chairman                                    July 6, 2001
------------------------------
J. Barrie Ward, Ph.D.

/s/ Avery W. Catlin                 Senior Vice President,                      July 6, 2001
------------------------------      Chief Financial Officer and Treasurer
Avery W. Catlin                     (Principal Financial Officer and
                                    Principal Accounting Officer)

/s/ Harry H. Penner, Jr.            Director                                    July 6, 2001
------------------------------
Harry H. Penner, Jr.

/s/ Peter A. Sears, Esq.            Director                                    July 6, 2001
------------------------------
Peter A. Sears, Esq.

 /s/ Thomas R. Ostermueller         Director                                    July 6, 2001
------------------------------
Thomas R. Ostermueller

/s/ Karen Shoos Lipton              Director                                    July 6, 2001
------------------------------
Karen Shoos Lipton

/s/ Frederick W. Kyle               Director                                    July 6, 2001
------------------------------
Frederick W. Kyle


                                  EXHIBIT INDEX

EXHIBIT
  NO.         DESCRIPTION

1.1*          Form(s) of Underwriting Agreement(s).

4.1 Third Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-4 (Reg. No. 333-59215)).

4.2 Certificate of Amendment of Third Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-4 (Reg. No. 333-59215)).

4.3 Certificate of Designation for series C-1 Junior Participating Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-4 (Reg. No. 333-59215)).

4.4 Second Certificate of Amendment of Third Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-4 (Reg. No. 333-59215)).

4.5 Amended and Restated By-Laws of the Company as of November 10, 1994 (incorporated herein by reference to Exhibit 3.3 of the Company's Registration Statement on Form S-4 (Reg. No. 333-59215)).

4.6*          Form of Warrant.

4.7*          Form of Warrant Agreement.

5.1           Opinion of Goodwin Procter LLP.

23.1          Consent of PricewaterhouseCoopers LLP.

23.2          Consent of Arthur Andersen LLP

23.3          Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1          Powers of Attorney (included on the signature page hereto).

99.1 Agreement and Plan of Merger, dated as of November 20, 2000, between the Company, AVANT Acquisition Corp. and Megan Health, Inc. (incorporated herein by reference to Exhibit 2.1 of the Company's Current Report of Form 8-K, dated December 12, 2000 (File No. 000-15006)).

99.2 Stock Purchase Agreement dated as of December 1, 2000 by and between the Company and Pfizer Inc. (incorporated herein by reference to Exhibit 10.12 of the Company's Annual Report of Form 10-K, dated March 27, 2001 (File No. 000-15006)).

--------------------------------------------------------------------------------

*    To be filed by amendment or as an exhibit to a Current Report on Form 8-K.